                                                                   Exhibit(m)(1)


                                  TARGET FUNDS

            NOTICE OF RULE 12b-1 FEE WAIVERS AND EXPENSE LIMITATIONS

                    FOR THE FISCAL YEAR ENDING JULY 31, 2002

      This Notice is signed as of June 29, 2001 by (i) Prudential Investment Management Services LLC ("PIMS"), the principal underwriter of the Large Capitalization Growth Fund, Large Capitalization Value Fund, Small Capitalization Growth Fund, Small Capitalization Value Fund, International Equity Fund and Total Return Bond Fund (each a "Fund" and collectively, the "Funds"), each a series of Target Funds, an open-end management investment company (the "Trust"), with respect to distribution and shareholder services fees ("Rule 12b-1 fees") applicable to the Funds; and (ii) Prudential Investments Fund Management LLC ("PIFM"), each Fund's investment manager, with respect to certain Funds' annual net operating expenses, exclusive of Rule 12b-1 fees.

      WHEREAS, PIMS has determined to waive a portion of its 0.30% Rule 12b-1 fees payable on Class A shares of each Fund on a fiscal year basis, and desires to contractually waive these fees for the fiscal year ending July 31, 2002;

      WHEREAS, PIMS has determined to waive a portion of its 1.00% Rule 12b-1 fees payable on each of the Class B and Class C share classes of the Total Return Bond Fund on a fiscal year basis, and desires to contractually waive these fees for the fiscal year ending July 31, 2002;

      WHEREAS, PIFM has determined to limit the net operating expenses paid by each class of shares of certain Funds, exclusive of Rule 12b-1 fees, on a fiscal year basis, and desires to contractually limit these expenses for the fiscal year ending July 31, 2002, as shown below;

      WHEREAS, PIMS and PIFM each understands and intends that the Trust will rely on this Notice and agreement in preparing amendments to its registration statement on Form N-1A and in accruing each Fund's expenses for purposes of calculating net asset value and for other purposes, and expressly permits the Trust to do so; and

      WHEREAS, shareholders of each Fund will benefit from the ongoing contractual waivers and, where applicable, expense limitations, by incurring lower Fund operating expenses than these shareholders would realize absent such waivers and expense limitations;

      NOW, THEREFORE, PIMS and PIFM hereby provide notice of the following:

      1. PIMS agrees to limit the Rule 12b-1 fees incurred by Class A shares of each Fund to 0.25% of the average daily net assets of the respective Fund's Class A shares. These contractual waivers shall be effective for the fiscal year ending July 31, 2002.


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      2.    PIMS agrees to limit the Rule 12b-1 fees incurred by each of the
            Class B and Class C share classes of the Total Return Bond Fund to 0.75% of the average daily net assets of the respective Class B and Class C share classes of this Fund. This contractual waiver shall be effective for the fiscal year ending July 31, 2002.

      3. PIFM agrees to limit the annual net operating expenses for each class of each indicated Fund, exclusive of Rule 12b-1 fees, as shown below. These contractual expense limitations shall be effective for the fiscal year ending July 31, 2002.

                                    ANNUAL NET OPERATING EXPENSE LIMITATION,
                                          EXCLUSIVE OF RULE 12b-1 FEES
                                          ----------------------------
Large Capitalization Value Fund                     1.35%
Small Capitalization Growth Fund                    1.60%
Small Capitalization Value Fund                     1.70%
International Equity Fund                           1.75%
Total Return Bond Fund                              0.80%


      IN WITNESS WHEREOF, PIMS and PIFM have signed this Notice as of the day and year first above written.

PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC

By: /s/ Robert F. Gunia
    -------------------
    Robert F. Gunia
    President

PRUDENTIAL INVESTMENTS FUND MANAGEMENT LLC

By: /s/ David R. Odenath
    --------------------
    David R. Odenath
    President


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